                                   LAW OFFICES
                             RICHARD P. GREENE, P.A.
                             INTERNATIONAL BUILDING
                           2455 EAST SUNRISE BOULEVARD
                                    SUITE 905
                         FORT LAUDERDALE, FLORIDA 33304
                                     ------
                            TELEPHONE: (954) 564-6616
                               FAX: (954) 561-0997

June 4, 2001

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Winmax Trading Group, Inc

Gentlemen:

This opinion is given in connection with the registration with the Securities and Exchange Commission of an aggregate of 855,000 shares of Common Stock
granted by Winmax Trading Group, Inc. (the "Company").   The Shares are being
registered pursuant to a requirement of Section 5 of the Securities Act of 1933, as amended (the "Act") pursuant to a Registration Statement filed with the
Washington, D.C. Office of the United States Securities and Exchange Commission
(the "Registration Statement").

We have acted as counsel to the Company only in connection with the preparation of the Form S-8 Registration Statement pursuant to which the Shares were registered, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth.

In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to me as certified or photostatic copies.  As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

The 855,000 shares of Common Stock are being registered and distributed pursuant to the Company's Registration Statement.  The shares of Common Stock are now authorized but unissued.

Based upon the foregoing, we are of the opinion that:

1.       The Shares of the Company registered with the Securities and Exchange
Commission, having been issued and sold pursuant to the Registration Statement, are fully paid and non-assessable and there will be no personal liability to the owners thereof.

This law firm hereby consents to the use of this opinion in connection with the
Company's Registration Statement and the inclusion of this opinion as an Exhibit thereto.

Very truly yours,

RICHARD P. GREENE, P.A.

/s/ RICHARD P. GREENE
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Richard P. Greene
For the Firm